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                                     BY-LAWS

                                       OF

                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION

















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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

OFFICES......................................................................  1
     Section 1.   Registered Office..........................................  1
     Section 2.   Other Offices..............................................  1

                                   ARTICLE II

STOCKHOLDERS.................................................................  1
     Section 1.   Time and Place of Meetings.................................  1
     Section 2.   Annual Meetings............................................  1
     Section 3.   Special Meetings...........................................  2
     Section 4.   Notice of Meeting..........................................  2
     Section 5.   Quorum.....................................................  2
     Section 6.   Voting.....................................................  3
     Section 7.   Voting Rights..............................................  3
     Section 8.   Proxies....................................................  3
     Section 9.   Written Consent............................................  4
     Section 10.  Class Voting...............................................  4
     Section 11.  Record Date................................................  5
     Section 12.  Registered Stockholders....................................  6

                                   ARTICLE III

DIRECTORS....................................................................  7
     Section 1.   Management.................................................  7
     Section 2.   Number.....................................................  7
     Section 3.   Election and Tenure........................................  7
     Section 4.   Vacancies and Newly Created Directorships..................  7
     Section 5.   Removal and Resignation....................................  8
     Section 6.   Place of Meetings..........................................  8
     Section 7.   First Meeting..............................................  8
     Section 8.   Regular Meetings...........................................  9
     Section 9.   Special Meetings...........................................  9
     Section 10.  Quorum and Voting..........................................  9
     Section 11.  Written Consent............................................ 10
     Section 12.  Telephonic Participation................................... 10
     Section 13.  Committees of Directors.................................... 10
     Section 14.  Compensation............................................... 11



                                       (i)

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                                   ARTICLE IV

NOTICES...................................................................... 11
     Section 1.   Notice..................................................... 11
     Section 2.   Waiver of Notice........................................... 12

                                    ARTICLE V

OFFICERS..................................................................... 12
     Section 1.   Officers................................................... 12
     Section 2.   Tenure; Resignation; Removal; Vacancies.................... 13
     Section 3.   Compensation............................................... 13
     Section 4.   Authority and Duties....................................... 13
     Section 5.   The Chairman of the Board.................................. 14
     Section 6.   The President.............................................. 14
     Section 7.   The Vice Presidents........................................ 15
     Section 8.   The Assistant Vice Presidents.............................. 16
     Section 9.   The Treasurer.............................................. 16
     Section 10.  The Assistant Treasurers................................... 16
     Section 11.  The Secretary.............................................. 16
     Section 12.  The Assistant Secretaries.................................. 17
     Section 13.  Action with Respect to Securities of Other Corporations.... 17

                                   ARTICLE VI

STOCK CERTIFICATES........................................................... 18
     Section 1.   Certificates............................................... 18
     Section 2.   Lost Certificates.......................................... 18
     Section 3.   Transfers of Stock......................................... 19

                                   ARTICLE VII

GENERAL PROVISIONS........................................................... 19
     Section 1.   Dividends.................................................. 19
     Section 2.   Reserves................................................... 19
     Section 3.   Fiscal Year................................................ 20
     Section 4.   Seal....................................................... 20

                                  ARTICLE VIII

INDEMNIFICATION.............................................................. 20



                                      (ii)

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                                   ARTICLE IX

AMENDMENTS................................................................... 21

RECORD OF AMENDMENTS


                                      (iii)

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                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION

                                     BY-LAWS
                                     -------




                                    ARTICLE I

                                     OFFICES
                                     -------

                  Section 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS
                                  ------------

                  Section 1. TIME AND PLACE OF MEETINGS. All meetings of stockholders for the election of directors and for any other purpose shall be held at such time (except as otherwise provided by Section 2 of this Article) and at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. ANNUAL MEETINGS. Annual meetings of stockholders, commencing with the year 1997 shall be held on the third Wednesday of March if such day is not a legal holiday in the state where the meeting is to be held, and, if a legal holiday, on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting, stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, the president or the board of directors and shall be called by the chairman of the board, the president or the secretary at the request in writing of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 4. NOTICE OF MEETING. Written notice of each meeting of stockholders stating the place, date and hour thereof and, in the case of a special meeting, specifying the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, except that where a matter to be acted on is a merger or consolidation of the corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

                  Section 5. QUORUM. Except as otherwise provided by statute or by the certificate of incorporation, the holders of record of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at each meeting of stockholders. If such quorum shall not be present at any meeting of stockholders, a majority of stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A quorum, once present to organize a meeting, is not broken by the subsequent withdrawal of any stockholders.

                  Section 6. VOTING. At any meeting of stockholders at which a quorum is present, all elections of directors shall be determined by a plurality vote and all other matters shall be determined by the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy, except as otherwise provided by statute or by the certificate of incorporation.

                  Section 7. VOTING RIGHTS. Unless otherwise provided by the certificate of incorporation and except as otherwise provided by statute, each stockholder of record shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

                  Section 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  Section 9. WRITTEN CONSENT. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered in the manner required by this Section. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 10. CLASS VOTING. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

                  Section 11. RECORD DATE. (a) In order that the corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. (b) In order that the corporation may determine stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. (c) In order that the corporation may determine stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  Section 12. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have knowledge or notice of any such claim or interest, except as otherwise provided by law.


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

                  Section 1. MANAGEMENT. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders.

                  Section 2. NUMBER. The total number of directors which shall constitute the whole board of directors shall not be less than one (1) nor more than three (3). The first board of directors shall consist of one (1) director, and shall be elected by the incorporator or incorporators of the corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by stockholders.

                  Section 3. ELECTION AND TENURE. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 4 of this Article, and each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Directors need not be stockholders.

                  Section 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next annual election and until such director's successor is duly elected and shall qualify or until such director's earlier resignation or removal.

                  Section 5. REMOVAL AND RESIGNATION. Except as otherwise provided by the certificate of incorporation or by statute, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at any election of directors. A director may resign at any time by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation.

Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of directors or such officer, and acceptance of the resignation shall not be necessary to make it effective.

                  Section 6. PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 7. FIRST MEETING. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 8. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

                  Section 9. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board or the president on at least twenty-four hours notice to each director, in accordance with Article IV of these by-laws. Special meetings shall be called by the chairman of the board, the president or the secretary in like manner and on like notice on the written request of two directors, or one-third of the directors constituting the whole board of directors, whichever is less.

                  Section 10. QUORUM AND VOTING. At all meetings of the board of directors, a majority of the total number of the whole board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 11. WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

                  Section 12. TELEPHONIC PARTICIPATION. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 13. COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such director or directors constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, these by-laws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                  Section 14. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors in such one or more forms as the board of directors may determine.


                                   ARTICLE IV

                                     NOTICES
                                     -------

                  Section 1. NOTICE. Whenever notice is required by statute, the certificate of incorporation or these by-laws to be given to any director or stockholder, such notice shall be in writing and may be given personally or by mail or courier. Notice by mail shall be deemed to be given, in the case of a director, four days after depositing, and, in the case of a stockholder, at the time when deposited, in the post office or a postal service letter box, enclosed in a post-paid sealed wrapper, and addressed to such director or stockholder at such director's or stockholder's address appearing on the books of the corporation. Notice by courier shall be deemed to be given two days after delivering same to the courier service, if marked for delivery within two days thereafter. Notice to directors may also be given by telex, facsimile or other electronic transmission, and shall be deemed given when transmitted. A day, for purposes of these by-laws, shall be deemed to include Saturday, Sunday and all legal holidays.

                  Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given by statute, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of the board of directors shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                    ARTICLE V

                                    OFFICERS
                                    --------

                  Section 1. OFFICERS. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors may also choose a chairman of the board, one or more vice-presidents, one or more assistant secretaries and a treasurer and one or more assistant treasurers, and any other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                  Section 2. TENURE; RESIGNATION; REMOVAL; VACANCIES. Each officer of the corporation shall hold office until such officer's successor is chosen and qualified, or until such officer's earlier resignation or removal, or, if the term of any such officer shall have been fixed by the board of directors or by the chief executive officer acting under authority delegated to the chief executive officer by the board of directors, until the date of the expiration of such term. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors or the chief executive officer authorized to appoint such officer; provided that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the corporation. Any vacancy occurring in the office of president or secretary of the corporation shall be filled by the board of directors. Any other vacancy may be filled by the board of directors.

                  Section 3. COMPENSATION. The compensation of all officers, employees and agents of the corporation shall be fixed by the board of directors or by any committee or officer to whom such authority has been delegated by the board of directors.

                  Section 4. AUTHORITY AND DUTIES. All officers as between themselves and the corporation shall have such authority and perform such duties in the management and operation of the corporation as may be provided in these by-laws, or, to the extent not so provided, as may be prescribed by the board of directors. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                  Section 5. THE CHAIRMAN OF THE BOARD. The chairman of the board, if there be a chairman, shall preside at all meetings of stockholders and the directors, and the chairman of the board shall have such other powers and duties as the board of directors may from time to time prescribe.

                  Section 6. THE PRESIDENT. The president shall be the chief executive officer of the corporation. The president shall have general and active management of the business of the corporation, shall see to it that all resolutions and orders of the board of directors are carried into effect, and in connection therewith, shall be authorized to delegate to the other executive officers of the corporation such powers and duties of the president as the president at such times and in such manner may deem advisable. In the absence or disability of the chairman of the board, or, if there be no chairman, the president shall preside at all meetings of stockholders and the directors.

                  Section 7. THE VICE PRESIDENTS. The vice president, if any, or if there by more than one, the vice presidents, shall assist the chief executive officer in the management of the business of the corporation and the implementation of resolutions and orders of the board of directors at such times and in such manner as the chief executive officer may deem advisable. If there be more than one vice president, the board of directors may designate one of them as executive vice president, in which case such vice president shall be first in order of seniority, and may also grant to others such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The vice president, or, if there by more than one, the vice presidents in the order of their seniority as indicated by their titles or as otherwise determined by the board of directors shall, in the absence or disability of the chief executive officer, exercise the powers and perform the duties of such officer; and such vice president or vice presidents shall have such other powers and duties as the board of directors or the chief executive officer may from time to time prescribe.

                  Section 8. THE ASSISTANT VICE PRESIDENTS. The assistant vice president, if any, or, if there be more than one, the assistant vice presidents, shall perform such duties as the board of directors or the chief executive officer may from time to time prescribe.

                  Section 9. THE TREASURER. The treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at meetings or whenever they may require it, an account of all the treasurer's transactions as treasurer and of the financial condition of the corporation.

                  Section 10. THE ASSISTANT TREASURERS. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers, in the order determined by the board of directors or by the chief executive officer, shall, in the absence or disability of the treasurer, exercise the powers and duties of the treasurer, and such assistant treasurer or treasurers shall perform such other duties as the board of directors or the chief executive officer may from time to time prescribe.

                  Section 11. THE SECRETARY. The secretary shall attend all meetings of stockholders and the board of directors and shall record, or cause to be recorded, the minutes of all proceedings taken at such meetings, and maintain all documents evidencing corporate actions taken by written consent of stockholders or of the board of directors, in a book to be kept for that purpose; and the secretary shall perform like duties for any committees of the board of directors when required. The secretary shall see to it that all notices of meetings of stockholders and of special meetings of the board of directors are duly given in accordance with these by-laws or as required by statute; the secretary shall be the custodian of the seal of the corporation, and, when authorized by the board of directors, the secretary shall cause the corporate seal to be affixed to any document requiring it, and, when so affixed, attested by the secretary's signature as secretary or by the signature of an assistant secretary; and the secretary shall perform such other duties as are generally incident to the office of secretary and as the board of directors or the chief executive officer may from time to time prescribe.

                  Section 12. THE ASSISTANT SECRETARIES. The assistant secretary, if any, or, if there be more than one, the assistant secretaries, in the order determined by the board of directors or by the chief executive officer, shall, in the absence or disability of the secretary, exercise the powers and perform the duties of the secretary; and the assistant secretary or assistant secretaries shall perform such other duties as the board of directors or the chief executive officer may from time to time prescribe.

                  Section 13. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the board of directors, the chief executive officer or any officer of the corporation authorized by the chief executive officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders, or with respect to any action of stockholders, of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                               STOCK CERTIFICATES
                               ------------------

                  Section 1. CERTIFICATES. The shares of the corporation's capital stock shall be represented by certificates, which shall be in such form as the board of directors shall determine, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

                  Section 2. LOST CERTIFICATES. The board of directors may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the board of directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on


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                                      -17-

account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                  Section 3. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

                  Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                  Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall believe conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed, and may from time to time be changed, by resolution of the board of directors.

                  Section 4. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

                  The corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the fullest extent permissable under subsections (a) through (e) of Section 145 of the Delaware General Corporation Law, as the


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                                      -19-

same exists or may hereafter be amended (but, in the case of any such amendments, only to the extent such amendment permits the corporation to broader indemnification rights than permitted prior thereto). The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

                  Except as otherwise provided by statute or the certificate of incorporation, these by-laws may be amended or repealed or new by-laws may be adopted by stockholders entitled to vote; provided, however, that, if the certificate of incorporation confers the power to adopt, amend or repeal by-laws upon the board of directors, the fact that such power has been so conferred shall not divest stockholders of the power, nor limit their power to adopt, amend or repeal any by-law.

                              RECORD OF AMENDMENTS

                                   TO BY-LAWS

ARTICLE-                                                  MEETING AT
SECTION                CONTENT OF AMENDMENT               WHICH ADOPTED
-------                --------------------               -------------